UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box: ☐
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
IPC HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)
VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.)	Proposed maximum aggregate value of transaction:

5.)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.)	Amount Previously Paid:

2.)	Form, Schedule or Registration Statement No.:

3.)	Filing Party:

4.)	Date Filed:

The Supreme Court of Bermuda, care of Validus Holdings, Ltd. Suite 1790 48 Par-la-Ville Road Hamilton HM 11 Bermuda We are shareholders of IPC Re and have been investors in the Bermuda market for over a decade. We believe that IPC Re shareholders should have the opportunity to vote on the Max Capital transaction, Validus’ proposed transaction, or any other any other credible transaction that would result in increased value to IPC Re shareholders. Although we support Validus’ efforts to allow IPC Re shareholders to vote on the proposed transaction with Validus, this support should not be construed as an indication on how we would vote for that, or any other, transaction involving IPC Re. 131 South Dearborn Street 312-395-2100 Telephone Chicago, Illinois 60603 312-267-7100 Facsimile